EXHIBIT 2.5
                                  -----------

                      FIRST AMENDMENT TO PURCHASE AGREEMENT
                       AND PRO FORMA CLOSING BALANCE SHEET

     THIS AMENDMENT, made and entered into as of the 5th day of March, 2001 (the "Amendment"), amends that certain Purchase Agreement by and among Canandaigua
Wine Company, Inc., a New York corporation ("Buyer"), Tuolomne River Vintners Group, a California partnership ("TRVG"), and Sebastiani Vineyards, Inc., a Delaware corporation ("SVI") dated January 30, 2001 (the "Purchase Agreement") and the Pro Forma Closing Balance Sheet delivered by SVI and TRVG to Buyer on February 23, 2001. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

                                   WITNESSETH:

     WHEREAS, the parties have agreed that Buyer will assume that certain promissory note given by SVI to General Electric Capital Corporation ("GE Capital") dated December 28, 1998 (the "Promissory Note") and, to the extent it secures the indebtedness under the Promissory Note, that certain master security agreement between GE Capital and SVI dated September 8, 1998 (the "Security Agreement"), copies of which are attached hereto as EXHIBITS A and B, respectively.

     NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants contained herein, agree as follows:

     1. Schedule 1.1(a)(v) of the Purchase Agreement shall be amended to add the Promissory Note and, to the extent it secures the indebtedness under the Promissory Note, the Security Agreement to the list of Contracts. Schedule 1.1(a)(v), as amended, is attached hereto as EXHIBIT C and a copy thereof shall be attached to the Purchase Agreement in substitution of the current Schedule 1.1(a)(v).

     2. The Pro Forma Closing Balance Sheet shall be amended as follows:

          a. The amount of $9,393,776.63 (the outstanding principal balance of the Promissory Note as of March 5, 2001) shall be added to the Liabilities & Equity side of the Pro-Forma Closing Balance Sheet by (i) inserting the amount of $945,982.72 into the "Note Payable - Current" entry, and (ii) inserting the amount of $8,447,793.91 into the "Notes Payable" entry;

          b. The "Total Current Liabilities" entry shall be increased to equal $18,238,875.00; and

          c. The "Total Shareholder's Equity" entry shall be decreased to equal $117,656,223.37.

     The Pro-Forma Closing Balance Sheet, as amended, is attached hereto as EXHIBIT D and a copy thereof shall be attached to the Purchase Agreement in substitution of the current Pro-Forma Closing Balance Sheet

     3. Except as amended hereby, the Purchase Agreement and Pro Forma Closing Balance Sheet shall remain in full force and effect.

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                                     - 2 -


     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on behalf of the parties as of the date first above written.

                                 CANANDAIGUA WINE COMPANY, INC., a New
                                 York corporation


                                 By: /s/ Ronald C. Fondiller
                                     -------------------------------------------
                                     Ronald C. Fondiller, Vice President


                                 SEBASTIANI VINEYARDS, INC., a Delaware
                                 corporation


                                 By: /s/ Don A. Sebastiani
                                     -------------------------------------------
                                                   [Title]


                                 TUOLOMNE RIVER VINTNERS GROUP, a California partnership

                                 By: MAJiC Vine, Inc., a California corporation,
                                     General Partner


                                 By: /s/ Mary Ann Sebastiani Cuneo
                                     -------------------------------------------
                                     Mary Ann Sebastiani Cuneo, President


                                 By: Lucinco, Inc., a California corporation,
                                     General Partner


                                 By: /s/ Sam Sebastiani
                                     -------------------------------------------
                                     Sam Sebastiani, President


                                 By: E.T.K. Inc., a California corporation,
                                     General Partner


                                 By: /s/ Don A. Sebastiani
                                     -------------------------------------------
                                     Don A. Sebastiani, President

                                List of Exhibits
                                ----------------


                        Exhibit A:  Promissory Note

                        Exhibit B:  Security Agreement

                        Exhibit C:  Schedule 1.1(a)(v) - as amended

                        Exhibit D:  Pro Forma Closing Balance Sheet - as amended